UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

SMSA CRANE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53800	27-0984742
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1172 South Dixie Hwy., Suite 335, Coral Gables, FL 33146
(Address of Principal Executive Office) (Zip Code)

(787) 685-5046
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2014, Mr. Alberto Burckhart appointed Ms. Carmen I. Bigles to the Board of Directors of SMSA Crane Acquisition Corp. (the “Company”). Mr. Burckhart also resigned as Chief Executive Officer, President, Secretary and Chief Financial Officer and appointed Ms. Bigles Chief Executive Officer, President and Secretary of the Company. Upon the effectiveness of Ms. Bigles’ appointments, Mr. Burckhart resigned from the Board of Directors.

Ms. Bigles has served as the Chief Executive Officer of Coquí Radio Pharmaceuticals, Corp., a Puerto Rican corporation and the Company’s largest shareholder, since its inception in September 2009. From April 2006 until March 1, 2014, Ms. Bigles also served as the Chief Financial Officer and Administrator of Caribbean Radiation Oncology Center, a cancer treatment medical facility located in Puerto Rico. Prior to April 2006, Ms. Bigles worked as a design professor at the University of Miami and as a project coordinator with Gresham Smith and Partners. Ms. Bigles received a master’s degree in Architecture and a master’s degree in Suburb and Town Design from the University of Miami School of Architecture, and a bachelor’s degree in Mathematics from the Interamerican University in Puerto Rico. Ms. Bigles is 42 years old. Mr. Burckhart is the brother of Ms. Bigles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA CRANE ACQUISITION CORP.

Date: July 10, 2014	By:	/s/ Carmen I. Bigles
Name: Carmen I. Bigles
Title: Chief Executive Officer